Exhibit 99.1

Eastern American Natural Gas -Trust

Eastern American Natural Gas Trust Announces Quarterly Distribution

Eastern American Natural Gas Trust
The Bank of New York Trust Company, N.A., Trustee

News
Release

For Immediate Release

Austin, Texas November 13, 2006 – EASTERN AMERICAN NATURAL GAS TRUST (NYSE–NGT) announced today that its estimated distributable income for the quarter ended September 30, 2006 is $.6463 per Depository Unit. Based on the amount of distributable income for the quarter, the Trust anticipates that it will make a cash distribution on or before December 15, 2006 of $.6463 per Depository Unit to holders of record as of the close of business on November 30, 2006.

Eastern American Natural Gas Trust is a grantor trust, which presently holds net profit interests in approximately 650 producing gas wells located in West Virginia and Pennsylvania.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the amount and date of any anticipated distribution to unit holders.  An investment in Units issued by Eastern American Natural Gas Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2005, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 all of its other filings with the Securities and Exchange Commission.  The Trust’s annual, quarterly and other filed reports are available over the Internet at the SEC’s web site at http://www.sec.gov.

Contact:	Eastern American Natural Gas Trust
The Bank of New York Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

	221 West Sixth Street	Austin, TX 78701